Exhibit 16.1

Chang G. Park, CPA, Ph.D.

371 E Street, Chula Vista, California 91910-2615

Telephone (858) 722-5953; Fax (858) 408-2695; Fax (619) 422-1465

E-Mail: changgpark@gmail.com

October 9, 2007

Securities and Exchange Commission
100 F Street, N.E.

Washington, DC 20549

Dear Sirs and Madams:

We have read Item 4.01 of Form 8-K/A dated October 9, 2007, of TRB Systems International, Inc., and are in agreement with the statements the statements made with respect to information provided regarding Chang G. Park, CPA, Ph.D.  We have no basis to agree or disagree with other statements of the registrant contained therein.

Regards,

/s/ Chang Park

Chang G. Park, CPA, Ph.D.